WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”) is executed this 15th day of June, 2001, by MEDecision, Inc., a Pennsylvania corporation (the “Borrower” or the “Company”), in favor of PNC Bank, National Association, a national banking association (the “Bank”), in accordance with the terms of that certain Loan Agreement dated June 15, 2001, between the Company and the Bank (the “Loan Agreement”). In consideration of the extension of credit by the Bank to the Company under the Loan Agreement and the payment of $676.53 in cash by the Bank to the Company, the Company has agreed to issue to the Bank 67,653 warrants (each, a “Warrant”) each to purchase one fully paid and nonassessable share of the common stock of the Company, no par value per share (the “Common Stock”), The shares of Common Stock purchasable upon exercise of the Warrants and the purchase price per Warrant are referred to herein as the “Warrant Shares” and the “Exercise Price,” respectively.

Now, therefore, in consideration of the foregoing, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Bank agree as follows:

1. Grant of Warrants. The Company hereby grants to the Bank 67,653 Warrants. Each Warrant initially shall be exercisable for one share of Common Stock. In consideration of the grant of the 67,653 Warrants to the Bank, the Bank has paid to the Company $676.53 by personal check. The Bank and any subsequent registered holder of a Warrant (each, a “Holder”) shall have the rights and obligations set forth in this Agreement and in the warrant certificate evidencing such Warrant, which shall be substantially in the form attached hereto as Exhibit A (a “Warrant Certificate”),

2. Warrant Certificate.

(a) Form of Warrant Certificate. Each Warrant shall be evidenced by a Warrant Certificate. Each Warrant Certificate shall have such marks of identification or designation and such legends or endorsements thereon as the Company deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Warrants or the Common Stock may from time to time be listed. Each Warrant Certificate shall entitle the Holder thereof to exercise such number of Warrants as shall be set forth thereon at the Exercise Price in effect on the date such Warrant Certificate is delivered by the Company to such Holder; provided, that the number of Warrants and the Exercise Price shall be subject to adjustment as provided herein. Each Warrant Certificate shall provide for a “net issuance option,” which will allow the Holder thereof to surrender some of the Warrants evidenced thereby for cancellation and receive in exchange for other Warrants evidenced thereby shares of Common Stock, without the payment of any cash, on the basis of a formula set forth in such Warrant Certificate.

(b) Signature and Registration.

(i) The Warrant Certificates shall be manually executed on behalf of the Company by its Chairman of the Board, its President or any Vice President and shall be manually attested by the Secretary or an Assistant Secretary of the Company.

(ii) The Company will keep or cause to be kept at its principal office books for the registration and transfer of the Warrant Certificates issued hereunder.

(c) Transfer, Split-Up, Combination and Exchange of Warrant Certificates. Subject to compliance with all applicable laws and the provisions of this Agreement, at any time prior to the close of business on May 31, 2008 (the “Final Expiration Date”), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the Holder or Holders thereof to exercise the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered to the Company by the Holder thereof then entitled such Holder to exercise. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged, at the principal office of the Company. Thereupon the Company shall deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

(d) Subsequent Issuance of Warrant Certificates. Subsequent to their original issuance, no Warrant Certificates shall be issued except (i) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrant Certificates pursuant to Section 2(c), (ii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates, and (iii) any Warrant Certificate issued pursuant to Section 3(d) upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

3. Exercise of Warrants; Exercise Price.

(a) The Holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part by surrendering such Warrant Certificate, with the form of election to exercise attached thereto duly completed and executed, to the Company at its principal office, together, to the extent necessary, with payment of the aggregate Exercise Price for the Warrants being exercised (including through any exercise of the net issuance option), at or prior to the close of business on the Final Expiration Date.

(b) The Exercise Price for each Warrant shall initially be $4.73, which the Company represents and warrants to the Bank to be the price most recently paid for Convertible Securities (as defined in Section 6) convertible into an equivalent number of shares of Common Stock, The Exercise Price shall be subject to adjustment from time to time as provided in Section 6 and shall be payable in accordance with Section 3(c).

(c) Upon receipt of a Warrant Certificate, with the form of election to exercise duly completed and executed, accompanied by payment of the aggregate Exercise Price for the Warrants being exercised, except to the extent that the Holder thereof has determined to use the net issuance option, and an amount equal to any applicable transfer taxes required to be paid by such Holder in accordance with Section 5{c) in cash or by certified check or cashier’s check payable to the order of the Company, the Company shall promptly: (i) requisition from any transfer agent of the Common Stock or otherwise obtain certificates for the number of shares of Common Stock being purchased; (ii) when appropriate, prepare or cause to be prepared a check for the amount of cash to be paid in lieu of the issuance of a fractional share in accordance with Section 7; (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of such Holder, registered in such name or names as designated by such Holder; and (iv) when appropriate, deliver such check to or upon the order of such Holder. The Company hereby irrevocably authorizes each transfer agent of the Common Stock to comply with all such requests from the Company in accordance with this Section 3(c).

(d) If the Holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing a number of Warrants equal to the number of Warrants remaining unexercised shall be issued by the Company to such Holder or to its duly authorized assigns, subject to the provisions of Section 7.

4. Cancellation of Warrant Certificates. All Warrant Certificates surrendered to the Company for exercise, transfer, split up, combination or exchange shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement.

5. Reservation and Availability of Common Stock; Taxes.

(a) The Company shall, at all times, reserve and keep available out of its authorized and unissued shares of Common Stock or out of any shares of Common Stock held in its treasury that number of shares of Common Stock that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants.

(b) The Company shall take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants shall, at the time of delivery of the certificates for such shares of Common Stock, be duly authorized, validly issued, fully paid and nonassessable.

(c) The Company shall pay all reasonable costs and expenses incurred in connection with the exercise, transfer, split-up, combination, exchange or replacement of Warrant Certificates or any Warrants evidenced thereby, including the costs of preparation, execution and delivery of Warrant Certificates and stock certificates, and shall pay alt taxes (other than any taxes measured by the income of any person other than the Company) and other charges imposed by law payable in connection with the transfer, split-up, combination, exchange or replacement of Warrant Certificates or any Warrants evidenced thereby; provided, however, that Company shall not be required to pay (i) any tax that may be payable in respect of any issuance of a Warrant Certificate or stock certificate in a name other than that of the Holder of the Warrant Certificate that has been surrendered and (ii) the legal or other professional expenses of any person other than the Company.

6. Adjustments.

(a) General. The Exercise Price, the number of outstanding Warrants and the number and kind of stock or other securities or property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time pursuant to the terms of this Section 6.

(b) Dilutive issuances.

(i) Special Definitions. For purposes of this Section 6, the following definitions shall apply:

(A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 6(b)(iii), deemed to be issued) by the Company after the Original Issue Date and prior to an IPO, other than shares of Common Stock issued or issuable:

(I) upon conversion or exchange of any Convertible Securities outstanding on the Original Issue Date;

(II) upon exercise of any Options outstanding on the Original Issue Date;

(III) as a dividend or distribution pro rata on the outstanding shares of Common Stock or outstanding Convertible Securities;

(IV) as a result of any stock split, combination, reclassification, exchange or substitution for which an adjustment is provided in Section 6(c), (d) or (e);

(V) upon exercise of any Warrants; or

(VI) to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary of the Company pursuant to a stock grant, stock option plan, employee stock purchase plan, restricted stock plan or any other similar plan or agreement, which grant, plan or agreement was approved by the Board of Directors of the Company (the “Board”) prior to its implementation.

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock.

(C) “Excluded Securities” shall mean shares of Common Stock issued or issuable under Sections 6(b)(i)(A)(l) through 6(b)(i)(A)(VI).

(D) “First Subsequent Issuance” shall mean the issuance of Additional Shares of Common Stock first occurring after the Original Issue Date to institutional investors and for an aggregate consideration of $2,000,000 or more, but only if such issuance occurs on or before the date which is 6 months following the Original Issue Date.

(E) “IPO” means the first public sale of the Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in proceeds to the Company of not less than $10,000,000.

(F) “Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities, excluding rights, options or warrants described in clause (V) or (VI) of Section 6(b)(i)(A).

(G) “Original Issue Date” shall mean the date of this Agreement,

(ii) [Intentionally Omitted].

(iii) Issuance of Securities Deemed to be an Issuance of Additional Shares of Common Stock. If at any time after the Original Issue Date and prior to an IPO the Company issues any Options or Convertible Securities (other than Excluded Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities (other than Excluded Securities), then the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision thereof that permits or requires a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case a record date has been fixed, as of the close of business on such record date. In any case in which Additional Shares of Common Stock are deemed to have been issued in accordance with the preceding sentence:

(A) No further adjustment in the Exercise Price shall be made solely on account of the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of any such Options or upon the conversion or exchange of any such Convertible Securities (including Convertible Securities issued upon exercise of Options);

(B) If any such Options or Convertible Securities by their terms provide for any change in the amount or kind of consideration payable to the Company upon the exercise, conversion or exchange thereof, whether on account of the passage of time or for any other reason, then the Exercise Price computed based upon the original issuance thereof (or upon the occurrence of a record date with respect thereto) and as subsequently adjusted for other reasons shall, upon any such change becoming effective, be recomputed based on the number of such Options or Convertible Securities then outstanding to reflect such change;

(C) If the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Options or Convertible Securities changes, including, but not limited to, any change resulting from any amendment thereof or the operation of the anti-dilution provisions thereof, then the Exercise Price computed based upon the original issuance thereof (or upon the occurrence of a record date with respect thereto) and as subsequently adjusted for other reasons shall, upon any such change becoming effective, be recomputed based on the number of such Options or Convertible Securities then outstanding to reflect such change;

(D) If any such Options or the conversion or exchange privileges represented by any such Convertible Securities expire or terminate not having been exercised, then the Exercise Price computed based upon the original issuance thereof (or upon the occurrence of a record date with respect thereto) and as subsequently adjusted for other reasons shall, upon any such expiration or termination becoming effective, be recomputed based on the number of such Options or Convertible Securities then outstanding to reflect such expiration or termination; and

(E) No readjustment pursuant to Clause (B), (C) or (D) above shall have the effect of increasing the Exercise Price to an amount that exceeds the lower of (x) the Exercise Price on the original adjustment date prior to the original adjustment thereof on account of such deemed issuance or (y) the Exercise Price that would have resulted from any other issuances or deemed issuances of Additional Shares of Common Stock between such original adjustment date and any such readjustment date without taking into account such original adjustment.

in the event that the Company, after the Original issue Date and prior to an IPO, amends the terms of any Options or Convertible Securities described in Sections 6(b)(i)(A)(l) and 6(b)(i)(A)(II), then the number of any additional shares that become issuable by reason of the amendment shall be deemed to be Additional Shares of Common Stock issued after the Original Issue Date and the provisions of this Section 6(b) shall apply to them as of the date of such amendment,

(iv) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event that the Company, after the Original Issue Date and prior to an IPO, issues any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(b)(iii)), without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issuance, then such Exercise Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (II) the number of shares of Common Stock that the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (B) the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (II) the number of such Additional Shares of Common Stock so issued. For purposes of this Section 6(b)(iv), (x) if a record date is set for the issuance or deemed issuance of any Additional Shares of Common Stock, then the close of business on such record date shall be treated as the time of issuance of such Additional Shares of Common Stock; (y) all shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities (including Convertible Securities issuable upon exercise of Options) outstanding immediately prior to such issuance shall be deemed to be outstanding (other than any shares excludable from the definition of “Additional Shares of Common Stock” in accordance with Section 6(b)(i)(A)(V)); and (z) the number of shares of Common Stock deemed outstanding upon exercise, conversion or exchange of such outstanding Options and Convertible Securities (including Convertible Securities issuable upon exercise of Options) shall be determined without giving effect to any adjustments to the exercise prices of the Warrants resulting from the issuance of the Additional Shares of Common Stock that is the subject of the calculation.

(v) Determination of Consideration. For purposes of this Section 6(b), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed as the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of services or property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board; and

(III) in the event that Additional Shares of Common Stock are issued together with other shares or securities or other assets for a combined consideration, be the pro rata portion of such consideration so received, computed as provided in clauses (1) and (II) above, as determined in good faith by the Board.

(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(b)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision thereof that permits or requires a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision thereof that permits or requires a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi) Special Adjustment to Exercise Price at First Subsequent issuance. Notwithstanding the foregoing provisions of this Section 6(b), the issuance of Additional Shares of Common Stock at the First Subsequent Issuance, if any, shall only give rise to an adjustment in the Exercise Price as provided in this Section 6(b)(vi). The adjustment provided for in this Section 6(b)(vi) shall be made at the First Subsequent issuance whether the consideration per share (determined pursuant to Section 6(b)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Company is more or less than the Exercise Price in effect on the date of, and immediately prior to, the First Subsequent Issuance. If the First Subsequent Issuance occurs, the Exercise Price shall be changed concurrently with the First Subsequent Issuance to an amount equal to the lesser of (A) $4.73 and (B) the consideration per share (determined pursuant to Section 6(b)(v)) for the Additional Shares of Common Stock issued at the First Subsequent Issuance. Following any change in the Exercise Price pursuant to this Section 6(b)(vi), if any, the number of Warrants shall be adjusted as provided in Section 6(h). The issuance of Additional Shares of Common Stock at any time other than the First Subsequent Issuance shall be adjusted in accordance with the applicable provisions of Section 6(b) without reference to this Section 6(b)(vi).

(c) Adjustment for Stock Splits and Combinations. If the Company, at any time or from time to time, after the Original Issue Date effects a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased. If the Company, at any time or from time to time, after the Original Issue Date combines the outstanding shares of Common Stock, the Exercise Price in effect immediately before the combination shall be proportionately increased. Any adjustment in accordance with this Section 6(c) shall become effective at the close of business on the date that the related subdivision or combination becomes effective.

(d) Adjustment for Reorganization, Reclassification or Substitution. If the shares of Common Stock issuable upon exercise of the Warrants are changed into the same or a different number of shares of any class or classes of stock of the Company or other securities or property of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above or a stock dividend, merger, consolidation, share exchange or sale of assets provided for below), then, from and after each such event, each Holder of a Warrant shall have the right to exercise such Warrant for the amount and kind of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by a holder of the number of shares of Common Stock for which such Warrant would have been exercisable immediately prior to such reorganization, reclassification or change, subject to further adjustment as provided herein.

(e) Adjustment for Merger, Consolidation, etc. In case of any merger, consolidation or share exchange of the Company with or into another person, a sale of all or substantially ail of the assets of the Company to another person or any other transaction involving the Company and another person having a similar effect (other than a subdivision or combination of shares or reorganization, reclassification or other transaction provided for above or a stock dividend provided for below), then, from and after each such event, each Holder of a Warrant shall have the right to exercise such Warrant for the amount and kind of shares of stock and other securities and property receivable upon such merger, consolidation, share exchange, sale or other transaction by a holder of the number of shares of Common Stock for which such Warrant would have been exercisable immediately prior to such merger, consolidation, share exchange, sale or other transaction, subject to further adjustment as provided herein. In each such case, prior to and as a condition to the consummation of any such transaction, appropriate adjustments (as determined in good faith by the Board) shall be made in the provisions of this Section 6 with respect to the rights and interests of the Holders of the Warrants, to the end that these provisions shall thereafter be applicable, in as equivalent a manner as reasonably can be achieved, in relation to any shares of stock, other securities or property thereafter deliverable upon exercise of the Warrants.

(f) Adjustment for Certain Dividends and Distributions. If the Company, at any time or from time to time, after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then, and in each such event, the Exercise Price in effect from and after the time of such issuance or, in the event such a record date has been fixed, the close of business on such record date shall be equal to the product of the Exercise Price in effect immediately prior to such time multiplied by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issued or issuable in payment of such dividend or distribution; provided, however, that if such a record date has been fixed and such dividend is not fully paid or such distribution is not fully made on the date set therefor, then the Exercise Price then in effect shall be appropriately recalculated as of the close of business on such record date.

(g) Adjustments for Other Dividends and Distributions. If the Company, at any time or from time to time, after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or any subsidiary of the Company other than shares of Common Stock, then, and in each such event, appropriate provision shall be made so that each Holder of a Warrant exercised after such issuance or such record date, as the case may be, shall receive, in addition to the shares of Common Stock otherwise receivable upon such exercise, the amount of securities and other property, if any, that would have been received by such Holder had such Warrant been exercised immediately prior to such issuance or the close of business on such record date and the securities received upon such exercise been retained from the date of such issuance or such record date to and including the actual exercise date of such Warrant.

(h) Adjustment in Number of Warrants. When any adjustment is required to be made in the Exercise Price pursuant to this Section 6, then the number of outstanding Warrants shall be simultaneously adjusted to equal the number determined by dividing (i) the product of the number of Warrants outstanding immediately prior to such adjustment multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(i) Certificate as to Adjustment. Upon the occurrence of any event that results or will result in an adjustment of the Exercise Price pursuant to this Section 6, the Company shall promptly compute such adjustment in accordance with the terms of this Section 6 and furnish to each Holder of a Warrant a certificate setting forth such adjustment and the related adjustment in the number of outstanding Warrants and describing in reasonable detail the facts upon which such adjustments are based. The Company shall, upon the written request at any time of any Holder of a Warrant, furnish or cause to be furnished to such Holder a certificate setting forth (i) all such adjustments since the Original Issue Date, (ii) the Exercise Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property that would then be receivable upon exercise of a Warrant.

7. Fractional Shares.

(a) The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrants or to distribute certificates that evidence fractional shares of Common Stock. In lieu of issuing a fractional share of Common Stock, the Company shall pay to the Holder of any Warrants at the time such Warrants are exercised an amount in cash equal to the same fraction of the current market value of one share of Common Stock on the date that such Warrants are exercised.

(b) For purposes hereof, the current market value of a share of Common Stock (or any other security) shall be the closing price per share of Common Stock (or the standard unit for such other security) on the date of determination. Such closing price shall be:

(i) the last sale price, regular way, or, in case no such sale takes place, the average of the closing bid and asked prices on the date of determination, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or

(ii) if the Common Stock (or such other class or series of securities) is not listed or admitted to trading on the New York Stock Exchange, the last sale price, regular way, or, in case no such safe takes place, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock (or such other class or series of securities) is listed or admitted to trading; or

(iii) if the Common Stock (or such other class or series of securities) is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use by such organization; or

(iv) if the Common Stock (or such other class or series of securities) is not listed or admitted to trading on any national securities exchange and prices therefor are not reported by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock (or such other class or series of securities) selected by the Board; or

(v) if the Common Stock (or such other class or series of securities) is not so listed or admitted to trading and prices therefor are not so reported or quoted, the fair market value per share (or other appropriate unit) as determined in good faith by the Board, whose determination shall be conclusive and binding on all Holders of Warrants.

8. “Piggyback” Registration.

(a) If at any time the Company determines to file a registration statement (including pursuant to the request of any security holder of the Company which has the right to require the Company to file such a registration statement) under the Securities Act of 1933, as amended (the “1933 Act”), to register an offering of shares of Common Stock, it must give to the Holders written notice of such determination at least 30 days prior to each such filing. If, within 15 days after receipt of any such notice, any Holder so requests in writing, the Company must include in such registration statement all of such Holder’s shares of Common Stock purchasable or purchased from time to time upon exercise of such Holder’s Warrants that such Holder requests to be so included. All such Warrant Shares, together with any other shares of Common Stock the holders of which have the right to require the Company to include such shares in any such registration statement, are sometimes referred to herein as the “Registrable Securities.”

(b) Any Registrable Securities of a Holder that are to be included in an underwritten public offering pursuant to this Section 8 shall be offered and sold upon such terms as the managing underwriters thereof determine; provided, however, that any such terms must be the same as the terms to which any other holder of Registrable Securities will be bound and must not be substantially different from the terms pursuant to which the Company and any other security holder selling shares of Common Stock in such offering are selling such shares. The managing underwriters may condition any Holder’s participation in such an underwritten public offering upon such Holder’s execution of an underwriting agreement containing customary terms and conditions. If the managing underwriters for an underwritten public offering determine that the number of shares of Common Stock proposed to be sold in such offering would adversely affect the marketing of the shares of Common Stock to be sold by the Company therein or by the person or persons who exercised their right to require the Company to register such offering under the 1933 Act, then the number of shares of Common Stock to be included in such offering shall be reduced in the following order until the number of such shares does not exceed the number that the managing underwriters believe can be sold without any such adverse effects:

(i) The shares of Common Stock to be included in such offering for the accounts of persons who do not have any contractual registration rights shall be reduced pro rata among such persons based upon the number of shares of Common Stock beneficially owned by them until the number of shares to be included for such persons is equal to zero.

(ii) The Registrable Securities to be included in such offering for the accounts of persons whose contractual registration rights are inferior to the registration rights of the Holders shall be reduced pro rata among such persons based upon the number of Registrable Securities beneficially owned by them until the number of Registrable Securities to be included for such persons is equal to zero.

(iii) The Registrable Securities to be included in such offering for the accounts of Holders and other persons who have equivalent contractual registration rights shall be reduced pro rata among such persons based upon the number of Registrable Securities beneficially owned by them until the number of Registrable Securities to be included for such persons is equal to zero.

(iv) The shares of Common Stock to be included in such offering for the accounts of the Company and other persons who have contractual registration rights that are superior to those of the Holders snail be reduced as provided in the arrangements among such parties. It is understood and agreed between the parties hereto that all contractual registration rights granted by the Company prior to the Original Issue Date are superior to those of the Holders.

if any Holder which has elected to participate in an underwritten public offering determines that it does not approve of the terms of any such offering prior to the effectiveness of the related registration statement under the 1933 Act, then such Holder may elect to withdraw therefrom by giving written notice of such withdrawal to the Company and the managing underwriters prior to such effectiveness.

(c) All registration rights granted under this Section 8 shall terminate and be of no further force or effect from and after the fifth anniversary of the effective date under the 1933 Act of the registration statement for the Company’s IPO. A Holder shall not be entitled to exercise its registration rights under this Section 8 at any time that (i) the IPO has been completed; (ii) the Company is subject to and is in compliance with the applicable reporting requirements under the Securities Exchange Act of 1934, as amended; and (iii) all Registrable Securities beneficially owned by such Holder may be sold pursuant to Rule 144 under the 1933 Act. If at any time the Warrants are exercisable, in whole or in part, for any securities other than shares of Common Stock, then the provisions of this Section 8 shall apply equally to the registration of any offering of that class or series of securities.

(d) Notwithstanding anything to the contrary set forth herein:

(i) The provisions of this Section 8 shall not apply to any registration statement that is being filed to register the offering of (A) securities being offered in the IPO, (B) securities to be issued solely in connection with the acquisition of any entity or business, (C) securities issuable solely pursuant to employee benefit plans (including pursuant to the exercise of stock options), or (D) securities the offering of which is being registered on a registration form that does not permit the registration of the offering of securities for security holders.

(ii) The Company may withdraw any registration statement referred to in this Section 8 in accordance with the provisions of the 1933 Act without thereby incurring any liability to any Holder of Warrants.

(e) Notwithstanding anything in this Agreement to the contrary, if after any registration statement to which the rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Board of Directors determines in good faith that the failure to (i) suspend sales of stock under the registration statement or (ii) amend or supplement the registration statement, would have a material adverse effect on the Company, the Company shall so notify each Holder participating in such registration and each Holder shall suspend any further sales under such registration statement until the Company advises the Holder that the registration statement has been amended or that conditions no longer exist which would require such suspension, provided that the Company shall use its best efforts to lift any such suspension within 30 days of its imposition.

(f) In the event that the Company effects a registration of any securities under the 1933 Act in an underwritten public offering, each Holder agrees not to effect any public or private sale, transfer, disposition or distribution, including any sale pursuant to Rule 144 under the 1933 Act, of any Registrable Securities (except as part of such offering) during the 10 days (as estimated in good faith by the Company) prior to, and during the 180-day period commencing with, the effective date of the registration statement for the IPO or during the 90-day period commencing with the effective date of the registration statement for any subsequent public offering.

9. Agreement of Warrant Holders. Every Holder of a Warrant, by accepting the same, acknowledges and agrees with the Company and with every other Holder of a Warrant that:

(a) Each Warrant is transferable only by the transfer of the Warrant Certificate that evidences such Warrant upon the registry books of the Company which shall be accomplished by surrendering such Warrant Certificate for transfer at the Company’s principal office, duly endorsed or accompanied by a proper instrument of transfer; and

(b) The Company may deem and treat the person in whose name a Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever, notwithstanding any notations of ownership or writing on such Warrant Certificate made by anyone other than the Company or any other notice to the contrary.

10. Restrictions on Transfer.

(a) The Warrants and the Warrant Shares or other securities issuable upon exercise of the Warrants may not be sold or otherwise transferred unless (1) (i) such transaction first shall have been registered under the 1933 Act and any applicable state or other securities law or (it) the Company first shall have been furnished with an opinion of legal counsel or other evidence, in either case reasonably satisfactory to the Company, to the effect that such transaction is exempt from the registration requirements of the 1933 Act and any applicable state or other securities law and (2) the transferee shall not, in the reasonable determination of the Company’s board of directors, be a competitor of the Company.

(b) Each certificate evidencing securities issuable upon exercise of a Warrant shall bear a legend substantially in the following form:

THE SECURITIES EVIDENCED HEREBY WERE ACQUIRED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAW. THE HOLDER HEREOF, BY ACQUIRING THIS INSTRUMENT, AGREES FOR THE BENEFIT OF MEDECISION, INC. (THE “COMPANY”) THAT THE SECURITIES EVIDENCED HEREBY MAY BE SOLD,

PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) (1) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (B) PURSUANT TO AN AVAILABLE EXEMPTION OR EFFECTIVE REGISTRATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAW.

Notwithstanding the foregoing, such legend shall not be placed on any such certificate or shall be removed from any such certificate (i) at the request of the holder thereof, if such holder shall be entitled to sell the securities to be evidenced or evidenced thereby in accordance with Rule 144(k) under the 1933 Act, or (ii) if the holder thereof is selling the securities to be evidenced or evidenced thereby in a registered public offering in accordance with Section 8.

11. Warrant Certificate Holder Not Deemed a Stockholder. No Holder of any Warrant, as such, shall be entitled to vote or receive dividends or shall be deemed for any other purpose the holder of the shares of Common Stock or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon the Holder of any Warrant, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any other matter submitted to stockholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, except as otherwise expressly provided herein or therein or until such Warrant has been exercised in accordance with the provisions hereof and thereof.

12. Issuance of New Warrant Certificates. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Board, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Warrants.

13. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

14. Successors and Assigns. The terms of this Agreement shall be binding upon the Company and the Bank and their respective permitted successors and assigns.

15. Integration. This Agreement and the Warrant Certificates represent the entire agreement of the Company and the Bank with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the Warrant Certificates.

16. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ALL RELATED INSTRUMENTS AND AGREEMENTS SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE COMMONWEALTH OF PENNSYLVANIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNYSLVANIA (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF CONCERNING CHOICE OF LAW) AND THE UNITED STATES OF AMERICA. THE FEDERAL COURTS AND COURTS OF PENNSYLVANIA LOCATED IN ALLEGHENY COUNTY, PENNSYLVANIA SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY PROCEEDINGS IN CONNECTION HEREWITH AND THEREWITH. EACH OF THE BANK AND THE COMPANY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY RELATED MATTERS, AND ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Witness the due execution of this Agreement as of the date first above written.

MEDECISION, INC.
By:	/s/ Carl E. Smith

Name: Carl E. Smith
Title: Vice President and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Jack Swire

Name: Jack Swire
Title: Director

Exhibit A

THE WARRANTS EVIDENCED HEREBY WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAW. THE HOLDER HEREOF, BY ACQUIRING THIS INSTRUMENT, AGREES FOR THE BENEFIT OF MEDECISION, INC. (THE “COMPANY”) THAT THE WARRANTS EVIDENCED HEREBY MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) (1) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (B) PURSUANT TO AN AVAILABLE EXEMPTION OR EFFECTIVE REGISTRATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAW.

THE WARRANTS EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF ARE SUBJECT TO A WARRANT PURCHASE AGREEMENT DATED JUNE ___, 2001 BETWEEN THE COMPANY AND PNC BANK, NATIONAL ASSOCIATION (AS THE SAME MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE “WARRANT AGREEMENT”). A COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR REVIEW AT THE PRINCIPAL OFFICE OF THE COMPANY,

COMMON STOCK PURCHASE WARRANTS

No. W.-1

Date of Issuance: June ___, 2001

Capitalized terms used and not otherwise defined in this instrument shall have the meanings assigned to them in the Warrant Agreement. The Company certifies that PNC Bank, National Association is the Holder of 67,653 warrants (the “Warrants”) to purchase fully paid and nonassessable shares of the common stock of the Company, no par value per share (the “Common Stock”), upon the terms and subject to the provisions of the Warrant Agreement and this instrument (the “Warrant Certificate”). The Exercise Price shall initially be $4.73 and each Warrant shall be exercisable for one share of Common Stock (each a “Warrant Share”). The Exercise Price and the number of Warrants evidenced hereby shall be subject to adjustment as provided in the Warrant Agreement. The Warrants evidenced hereby shall be exercisable at any time and from time to time until the close of business on the Final Expiration Date.

1. Exercise of Warrants.

1.1 Each Warrant evidenced hereby may be exercised by the Holder of this Warrant Certificate at any time by surrender hereof to the Company, together with the Exercise Form, in the form attached hereto as Annex 1 (the “Exercise Form”), duly completed and executed and payment of an amount equal to the Exercise Price multiplied by the number of Warrants being exercised. At the option of the Holder hereof, payment of the Exercise Price may be made by either (i) cash, (ii) a certified or cashier’s check payable to the order of the Company, (iii) exercise of the net issuance option pursuant to Section 1.4, or (iv) any combination of the foregoing methods. Upon the Company’s receipt of this Warrant Certificate, the duly completed and executed Exercise Form and the requisite payment, the Company shall issue and deliver (or cause to be delivered) stock certificates representing the aggregate number of shares of Common Stock being purchased. In the event that less than all of the Warrants evidenced hereby are being exercised, the Company shall issue and deliver (or cause to be delivered) a new Warrant Certificate or Certificates at the same time such stock certificates are delivered. That new Warrant Certificate or those new Warrant Certificates shall entitle the persons in whose names they are registered to exercise in the aggregate the number of Warrants not exercised in that partial exercise and shall otherwise have the same terms and provisions as this Warrant Certificate.

1.2 In the event that the Holder of this Warrant Certificate desires that any or al! of the stock certificates to be issued upon the exercise of any Warrants evidenced hereby be registered in a name or names other than that of such Holder, such Holder must so request in writing at the time of exercise and such transfer must otherwise comply with the terms of the Warrant Agreement, this Warrant Certificate and all applicable securities laws. In addition, such Holder must remit to the Company funds sufficient to pay all transfer taxes (if any) payable in connection with such delivery of such stock certificates or prove, to the reasonable satisfaction of the Company, that no such taxes are payable in connection with such transaction.

1.3 Upon due exercise by the Holder hereof of any Warrants evidenced hereby, whether in whole or in part, such Holder (or any other person to whom a stock certificate is to be issued) shall be deemed for all purposes to have become the holder of record of the shares of Common Stock for which those Warrants have been so exercised effective immediately prior to the close of business on the day this Warrant Certificate, the duly completed and executed Exercise Form and the requisite payment are duly delivered to the Company, irrespective of the date of actual delivery of the stock certificates representing such shares of Common Stock.

1.4 Notwithstanding anything to the contrary set forth herein, if the current market value of a share of Common Stock (determined in accordance with Section 7(b) of the Warrant Agreement) is greater than the Exercise Price on the Date of Determination, in lieu of exercising Warrants evidenced hereby for cash, the Holder hereof may elect to receive shares of Common Stock equal to the value (determined in the manner set forth below) of a designated number of such Warrants by surrender of this Warrant Certificate at the principal office of the Company together with a duly completed and executed Exercise Form, The “Date of Determination” is the business day immediately preceding the day on which this Warrant Certificate is being delivered to the Company pursuant to this Section 1. in such event, the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

Y	= X (A-B)
A

Where:

A =	the current market value of a share of Common Stock on the Date of Determination;
B =	the Exercise Price as of the close of business on the Date of Determination;

X =	the number of shares of Common Stock purchasable upon exercise of the Warrants being cancelled if such Warrants were being exercised instead of being cancelled; and
Y =	the number of shares of Common Stock to be issued to such Holder.

2. Surrender of Warrants; Expenses.

2.1 Whether in connection with the exercise, transfer, split-up, combination, exchange or replacement of this Warrant Certificate or any Warrants evidenced hereby, surrender of this Warrant Certificate shall be made to the Company during normal business hours on a business day (unless the Company otherwise permits) at the principal office of the Company located at One Devon Square, 724 West Lancaster Avenue, Suite 200, Wayne, Pennsylvania 19087 or to such other office or to any duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holders of the Warrants.

2.2 The Company shall pay all reasonable costs and expenses incurred in connection with the exercise, transfer, split-up, combination, exchange or replacement of this Warrant Certificate or any Warrants evidenced hereby, including the costs of preparation, execution and delivery of Warrant Certificates and stock certificates, and shall pay all taxes (other than any taxes measured by the income of any person other than the Company) and other charges imposed by law payable in connection with the transfer, split-up, combination, exchange or replacement of this Warrant Certificate or any Warrants evidenced hereby except as otherwise provided in Section 5(c) of the Warrant Agreement; provided, however, the Company shall not be required to pay (i) any tax that may be payable in respect of any issuance of a Warrant Certificate or stock certificate in a name other than that of the Holder of the Warrant Certificate that has been surrendered and (ii) the legal or other professional expenses of any person other than the Company.

3. Warrant Register; Exchange; Transfer; Loss.

3.1 The Company shall, at all times, maintain at its principal office, or at the office of an agent appointed for such purposes as to which the Holder hereof has been given notice, an open register for the Warrants, in which the Company shall record the name and address of each Holder to whom Warrants have been issued or transferred.

3.2 Subject to applicable law and the provisions of the Warrant Agreement, this Warrant Certificate may be exchanged for two or more Warrant Certificates entitling the Holder hereof to exercise the same aggregate number of Warrants at the same Exercise Price and otherwise having the same terms and provisions as this Warrant Certificate. The Holder hereof may request such an exchange by surrendering this Warrant Certificate to the Company, together with a written request specifying the desired number of Warrant Certificates and the allocation among them of the Warrants evidenced hereby.

3.3 Subject to applicable law and the provisions of the Warrant Agreement, this Warrant Certificate and the Warrants evidenced hereby may be transferred, in whole or in part, by the Holder hereof. A transfer shall be subject to the instructions contained herein and may be effected by surrendering this Warrant Certificate to the Company, together with an Assignment Form, in the form attached hereto as Annex 2 (the “Assignment Form”), duly completed and executed. Within a reasonable period, not to exceed fifteen business days, after the Company’s receipt of this Warrant Certificate and the Assignment Form so completed and executed, the Company shall issue and deliver to each transferee a new Warrant Certificate evidencing the number of Warrants being transferred to such person and otherwise having the same Exercise Price and other terms and provisions of this Warrant Certificate, which the Company will register in such new Holder’s name. To the extent applicable, the Company shall issue to the Holder hereof a new Warrant Certificate evidencing the Warrants not being transferred to any person and otherwise having the same Exercise Price and other terms and provisions of this Warrant Certificate.

3.4 In the event of the loss, theft or destruction of this Warrant Certificate, the Company shall execute and deliver an identical Warrant Certificate to the Holder hereof in substitution herefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event (with the affidavit of an institutional Holder being such sufficient evidence), and (ii) if requested by the Company, an indemnity agreement from any institutional Holder or an indemnity bond from any other Holder reasonably satisfactory in form and amount to the Company.

4. Rights and Obligations of the Company and the Warrant Holder. The Company and the Holder of this Warrant Certificate are entitled to the rights and bound by the obligations set forth in the Warrant Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant Certificate shall not entitle its Holder to any rights as a stockholder of the Company (other than as set forth in Section 1.3).

5. Representation and Warranties of the Warrant Holder. The Holder of this Warrant Certificate by acceptance hereof acknowledges, represents, warrants and agrees as follows:

5.1 This Warrant Certificate and, upon exercise hereof, the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Holder understands that the offering and sale of this Warrant Certificate and, upon exercise hereof, the Warrant Shares are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Holder contained in this Warrant Certificate. The Holder is aware that this Warrant Certificate and, upon exercise hereof, the Warrant Shares are “restricted securities” and that it must bear the substantial economic risks of the investment in this Warrant Certificate and, upon exercise hereof, the Warrant Shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The Holder is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and the rules thereunder generally. The Holder understands that legends shall be placed on the Warrant Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent of this Warrant Certificate and the Warrant Shares. It is not anticipated that there will be any market for resale of this Warrant Certificate and, upon exercise hereof, the Warrant Shares and, as such, this Warrant Certificate and, upon exercise hereof, the Warrant Shares will not be freely transferable at any time in the foreseeable future.

5.2 The Holder has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of the investment in this Warrant Certificate and, upon exercise hereof, the Warrant Shares for an indefinite period of time. The Holder has significant prior investment experience, including investment in non-listed and nonregistered securities. The Holder is knowledgeable about investment considerations and risk factors in development-stage companies. The Holder’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of this Warrant Certificate and, upon exercise hereof, the Warrant Shares will not cause such commitment to become excessive. The investment is a suitable one for the Holder. The Holder meets the requirements of at least one of the definitions of an “accredited investor” as defined in Rule 501 (a) of Regulation D under the Securities Act.

5.3 The Holder has full power and authority to accept this Warrant Certificate and upon exercise hereof, to execute and deliver the Exercise Notice and all other related agreements or certificates and to carry out the provisions hereof and thereof, and make an investment in the Company, and the Exercise Notice shall constitute a legal, valid and binding obligation of the Holder enforceable in accordance with their terms. The acceptance of this Warrant Certificate and, upon exercise hereof, the execution and delivery of the Exercise Notice will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Holder is a party or by which it is bound.

5.4 The Holder understands that neither the Securities and Exchange Commission nor any state securities commission has approved this Warrant Certificate or the Warrant Shares.

5.5 The Holder is unaware of, is in no way relying on, and did not become aware of the offering of this Warrant Certificate and, upon exercise hereof, the Warrant Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of this Warrant Certificate and, upon exercise hereof, the Warrant Shares and did not become aware of the offering of this Warrant Certificate and, upon exercise hereof, the Warrant Shares and is not purchasing this Warrant Certificate and, upon exercise hereof, the Warrant Shares through or as a result of any seminar or meeting to which the Holder was invited by, or any solicitation of a subscription by, a person not previously known to it in connection with the investments in securities generally.

5.6 The Holder has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Warrant Certificate or, upon exercise hereof, the Warrant Shares or the transactions contemplated hereby and thereby.

5.7 The Holder is acquiring this Warrant Certificate and, upon exercise hereof, the Warrant Shares solely for its own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Holder has no contract, undertaking, agreement or arrangement, formal or informal, oral or written, with any person to sell or transfer all or any part of this Warrant Certificate or, upon exercise hereof, the Warrant Shares, and the Holder has no plans to enter into any such contract, undertaking, agreement or arrangement.

5.8 The Holder represents to the Company that the representations and warranties and any information which the Holder has heretofore furnished or furnishes with the Exercise Notice to the Company are true, complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of this Warrant Certificate and, upon exercise hereof, the Warrant Shares. The Holder further represents and warrants that the Holder will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of any Warrant Shares.

5.9 Within five days after receipt of a request from the Company, the Holder will provide such information and deliver such documents as may reasonably be necessary to comply with any and all securities laws to which the issuance of the Warrant Shares is subject.

5.10 The certificate(s) evidencing the Warrant Shares will bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

5.11 Any purported transfer of this Warrant Certificate or any Warrant Shares not in compliance with the terms and conditions of this Warrant Certificate or the Warrant Agreement shall be null and void.

5.12 Upon exercise of the Warrants, the Holder shall become bound by the terms of the Shareholders’ Agreement and shall be deemed to be an “Investor Shareholder” and a “Shareholder” (as defined therein) thereunder and subject to the same rights and obligations described herein attaching to the Investor Shareholders and Shareholders.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized representative and attested to by its Secretary or an Assistant Secretary.

MEDECISION, INC.
By:

Name:
Title:

Annex 1

EXERCISE FORM

The undersigned Holder hereby irrevocably elects to exercise __________ Warrants to purchase fully paid and nonassessable shares of the common stock, no par value per share, of MEDecision, Inc. (the “Company”) and/or such other securities or property as are purchasable upon exercise of such Warrants, and hereby tenders payment for such shares and/or other securities or property by:

(i) enclosing cash and/or a certified or cashier’s check payable to the order of the Company in the aggregate amount of $__________________; and/or

(ii) hereby authorizing the cancellation of ________________ Warrants.

Instructions for registering the securities on the stock transfer books of the Company;

Name of Holder: ____________________________________________________________________________________________

State of Organization (if applicable): ____________________________________________________________________________

Federal Tax Identification or

Social Security Number: ______________________________________________________________________________________

Address: __________________________________________________________________________________________________

__________________________________________________________________________________________________________

If this exercise of Warrants evidenced by the attached Warrant Certificate is not an exercise in full thereof, then the undersigned Holder hereby requests that a new Warrant Certificate of like tenor (exercisable for the balance of the Warrants evidenced by the attached Warrant Certificate) be issued in the name of and delivered to the undersigned Holder at the address on the Warrant register of the Company.

The undersigned acknowledges and agrees that the representations and warranties made by it under Section 5 of the Warrant Certificate are hereby incorporated by reference herein and at the time of the exercise of the Warrant Certificate shall continue to be true and correct.

Dated:

(Name of Holder - Please Print)
By:

(Signature of Holder or of Duly Authorized Signatory)
Title:

Annex 2

ASSIGNMENT FORM

For value received, the undersigned Holder hereby sells, assigns and transfers to the person whose name and address are set forth below all of the rights and obligations of the undersigned Holder with respect to ______________ Warrants evidenced by the attached Warrant Certificate. The undersigned Holder represents and warrants to the Company that this transaction complies with the terms of the Warrant Purchase Agreement and Warrant Certificate.

Name of Transferee: __________________________________________________________________________________________

State of Organization (if applicable): _____________________________________________________________________________

Federal Tax Identification or

Social Security Number: ______________________________________________________________________________________

Address: ___________________________________________________________________________________________________

__________________________________________________________________________________________________________

If this transfer is not a transfer of all the Warrants evidenced by the attached Warrant Certificate, then the undersigned Holder hereby requests that a new Warrant Certificate of like tenor evidencing the Warrants not being transferred pursuant hereto be issued in the name of and delivered to the undersigned Holder at the address on the Warrant register of MEDecision, Inc.

The undersigned Holder hereby irrevocably constitutes and appoints ____________________________ as his/her/its attorney to register the foregoing transfer on the books of _________________________ maintained for that purpose, with full power of substitution in the premises.

Dated:

(Name of Holder - Please Print)
By:

(Signature of Holder or of Duly Authorized Signatory)
Title: